Exhibit 21.1
Subsidiaries of Supervalu as of April 23, 2018

SUPERVALU INC.	JURISDICTION OF ORGANIZATION
Advantage Logistics-Southeast, Inc.	Alabama
Advantage Logistics Southwest, Inc.	Arizona
Advantage Logistics USA East L.L.C.	Delaware
Advantage Logistics USA West L.L.C.	Delaware
American Commerce Centers, Inc.	Florida
Arden Hills 2003 LLC	Delaware
Associated Grocers Acquisition Company	Florida
Associated Grocers of Florida, Inc.	Florida
Billings Distribution Company, LLC	Delaware
Bismarck Distribution Company, LLC	Delaware
Blaine North 1996 L.L.C.	Delaware
Blue Nile Advertising, Inc.	Florida
Burnsville 1998 L.L.C.	Delaware
Butson Enterprises of Vermont, Inc.	Vermont
Butson’s Enterprises of Massachusetts, Inc.	Massachusetts
Butson’s Enterprises, Inc.	New Hampshire
Cambridge 2006 L.L.C.	Delaware
Champaign Distribution Company, LLC	Delaware
Champlin 2005 L.L.C.	Delaware
Coon Rapids 2002 L.L.C.	Delaware
Crown Grocers, Inc.	California
Cub Foods, Inc.	Delaware
Cub Stores Prop, LLC	Delaware
Eagan 2008 L.L.C.	Delaware
Eagan 2014 L.L.C.	Delaware
Eastern Beverages, Inc.	Maryland
Eastern Region Management Corporation	Virginia
Fargo Distribution Company, LLC	Delaware
FF Acquisition, L.L.C.	Virginia
Foodarama LLC	Delaware
Forest Lake 2000 L.L.C.	Delaware
Fridley 1998 L.L.C.	Delaware
Grocers Capital Company	California
Hastings 2002 L.L.C.	Delaware
Hazelwood Distribution Company, Inc.	Delaware
Hazelwood Distribution Holdings, Inc.	Delaware
Hopkins Distribution Company, LLC	Delaware
Hornbacher’s, Inc.	Delaware
International Distributors Grand Bahama Limited	Bahamas
Inver Grove Heights 2001 L.L.C.	Delaware
Keatherly, Inc.	New Hampshire
Keltsch Bros., Inc.	Indiana
Lakeville 2014 L.L.C.	Delaware
Maplewood East 1996 L.L.C.	Delaware
Market Company, Ltd.	Bermuda
Market Improvement Company	Bahamas

Monticello 1998 L.L.C.	Delaware
NAFTA Industries Consolidated, Inc.	Texas
NAFTA Industries, Ltd.	Texas
NC & T Supermarkets, Inc.	Ohio
Nevada Bond Investment Corp. I	Nevada
Northfield 2002 L.L.C.	Delaware
Oglesby Distribution Company, LLC	Delaware
Plymouth 1998 L.L.C.	Delaware
Savage 2002 L.L.C.	Delaware
SFW Holding Corp.	Delaware
Shop ’N Save East, LLC	Delaware
Shop ’ N Save East Prop, LLC	Delaware
Shop 'N Save Prop, LLC	Delaware
Shop ’N Save St. Louis, Inc.	Missouri
Shop ’N Save Warehouse Foods, Inc.	Missouri
Shoppers Food Warehouse Corp.	Ohio
Shorewood 2001 L.L.C.	Delaware
Silver Lake 1996 L.L.C.	Delaware
Southstar LLC	Delaware
Stevens Point Distribution Company, LLC	Delaware
Sunflower Markets, LLC	Delaware
Super Rite Foods, Inc.	Delaware
SUPERVALU Enterprise Services, Inc.	Delaware
SUPERVALU Holdings, Inc.	Missouri
SUPERVALU Holdings-PA LLC	Pennsylvania
SUPERVALU Gold, LLC	Delaware
SUPERVALU Independent Business, Inc	Delaware
SUPERVALU India, Inc.	Minnesota
SUPERVALU Pharmacies, Inc.	Minnesota
SUPERVALU Penn, LLC	Pennsylvania
SUPERVALU Receivables Funding Corporation	Delaware
SUPERVALU Services USA, Inc.	Minnesota
SUPERVALU Transportation, Inc.	Minnesota
SUPERVALU TTSJ, INC.	Delaware
SUPERVALU WA, L.L.C.	Delaware
SV Markets, Inc.	Ohio
TC Michigan LLC	Michigan
TTSJ Aviation, Inc.	Delaware
Ultra Foods, Inc.	New Jersey
Unified Grocers, Inc.	California
Unified International, Inc.	Delaware
W. Newell & Co., LLC	Delaware
Wetterau Insurance Co. Ltd.	Bermuda
WSI Satellite, Inc.	Missouri